Exhibit 99.1

LIBERTY MEDIA CORPORATION ANNOUNCES MIKE GEORGE, PRESIDENT AND CEO OF QVC, INC., TO PRESENT AT THE BARCLAYS CAPITAL RETAIL AND RESTAURANTS CONFERENCE

Englewood, Colo, April 21 - Liberty Media Corporation (NASDAQ: LCAPA, LCAPB, LINTA, LINTB, LSTZA, LSTZB)  announced that Mike George, President and CEO of QVC, Inc., will be presenting at the 2010 Barclays Capital Retail and Restaurants Conference, on Wednesday, April 28, 2010 at 10:15 a.m. Eastern Time at the Crowne Plaza Times Square in New York City, New York.  During his presentation, Mr. George may make observations regarding the company’s financial performance and outlook.

The presentation will be broadcast live via the Internet.  All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation

Liberty Media owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (NASDAQ:  LINTA, LINTB), which includes Liberty Media’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Starz group (NASDAQ:  LSTZA, LSTZB), which includes Liberty Media’s interests in Starz Entertainment and (3) the Liberty Capital group (NASDAQ:  LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Starz group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., Liberty Media’s interest in SIRIUS XM Radio, Inc., and minority equity investments in Time Warner Inc., Time Warner Cable and Sprint Nextel Corporation.

Contact:

Courtnee Ulrich

720-875-5420